Sub-Item 77E

LEGAL PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
 "Federated"), and various
Federated funds
("Funds"), have been named
as defendants in several
class action lawsuits now
 pending in the United
States District
Court for the District of
 Maryland. The lawsuits
 were purportedly filed
on behalf of people who
purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
 similar in alleging that
 Federated engaged in
illegal and improper
 trading practices including
market timing and late
trading in concert with
certain institutional traders,
 which allegedly caused
financial injury to
the mutual fund shareholders.
These lawsuits began to be
 filed shortly after
Federated's first public
announcement
that it had received requests
 for information on shareholder
 trading activities in the
 Funds from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
 authorities. In that regard,
on November 28, 2005,
Federated announced that it
 had reached final settlements
 with the SEC and the NYAG
with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
 three Federated subsidiaries
 involving undisclosed
market timing arrangements
 and late trading. The SEC
made findings: that
Federated Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities
Corp., an
SEC-registered broker-dealer
and distributor for
the Funds, violated
provisions of the Investment
 Advisers Act and
Investment Company Act by
approving, but not
 disclosing, three market
 timing arrangements, or
the associated
conflict of interest
 between FIMC and the
funds involved in the
arrangements, either to
other fund shareholders
or to
the funds' board; and
that Federated Shareholder
 Services Company, formerly
 an SEC-registered transfer
 agent,
failed to prevent a customer
 and a Federated employee
from late trading in violation
of provisions of the Investment
Company Act. The NYAG
 found that such conduct
violated provisions of New
York State law. Federated
 entered
into the settlements without
 admitting or denying the
regulators' findings. As
Federated previously reported
in 2004,
it has already paid approximately
 $8.0 million to certain funds
 as determined by an independent
 consultant. As part
of these settlements, Federated
agreed to pay disgorgement and
 a civil money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
 unless (i) at least 75% of
 the fund's directors are
independent of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
no action may be taken by the
fund's board or any
committee thereof unless
approved by a majority of
 the independent trustees
 of the fund or committee,
respectively,
and (iv) the fund appoints
 a "senior officer" who
reports to the independent
 trustees and is responsible for
monitoring compliance by
 the fund with applicable laws
 and fiduciary duties and for
 managing the process by which
management fees charged to a
 fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those
matters, is available in
the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
 for the Western District of
 Pennsylvania, alleging,
among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds in each
 of the
lawsuits described in the
 preceding two paragraphs.
Federated and the Funds,
and their respective counsel, have
been defending this litigation,
 and none of the Funds remains
a defendant in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal defendants).
Additional lawsuits based
 upon similar allegations may
be filed in the future. The
potential impact of these
lawsuits, all of which seek
 unquantified damages, attorneys'
fees, and expenses, and
future potential similar
suits is uncertain.
Although we do not believe
that these lawsuits will
have a material adverse
effect on the Funds, there
 can be no assurance that
these suits, ongoing
adverse publicity
and/or other developments
 resulting from the
regulatory investigations
 will not result in
increased Fund
redemptions, reduced sales
 of Fund shares, or other
adverse consequences for the Funds.